UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Stereotaxis, Inc.

(Name of Registrant as Specified in Its Charter)

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STEREOTAXIS, INC.
4320 Forest Park Avenue
Suite 100
St. Louis, Missouri 63108
(314) 678-6100

April 9, 2021

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Thursday, May 20, 2021 at 10:00 a.m. (Central Daylight Time) at our Company headquarters at 4320 Forest Park Avenue in St. Louis, Missouri.

Details about the meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made a copy of our 2020 Annual Report on Form 10-K and this proxy statement available on the Internet. Whether or not you plan to attend the meeting, we encourage you to read our 2020 Annual Report and this proxy statement and to vote your shares.

Because of the current COVID-19 pandemic it is possible that the date, time, or location of the annual meeting will change. In the event circumstances dictate a change, the Company will comply with Delaware law and also SEC rules and guidance.

Your vote is very important to us. Most shareholders hold their shares in street name through a broker and may vote by using the Internet, by telephone or by mail. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting and if you plan to vote your shares in person at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

On behalf of the entire Board, I thank you for your continued support and look forward to seeing you at the meeting.

Sincerely,

/s/ David L. Fischel
David L. Fischel
Chief Executive Officer and
Chairman of the Board

STEREOTAXIS, INC.
4320 Forest Park Avenue
Suite 100
St. Louis, Missouri 63108
(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 9, 2021

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Thursday, May 20, 2021 at 10:00 a.m. (Central Daylight Time) for the following purposes:

1.	To elect two (2) Class II directors to serve until the 2024 Annual Meeting and until, at the election of the Company, their respective successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021;
3.	To approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares;
4.	To approve the issuance of up to 13,000,000 shares under the 2021 CEO Performance Share Unit Award; and
5.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed Monday, March 22, 2021 as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

We began sending to all shareholders of record a Notice of Internet Availability of Proxy Materials on April 9, 2021. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

/s/ Kimberly R. Peery
Kimberly R. Peery Secretary St. Louis, Missouri April 9, 2021

IMPORTANT NOTICE

Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2021 Annual Meeting of Shareholders to be held on May 20, 2021 and any and all adjournments and postponements thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We presently intend to hold the Annual Meeting of Shareholders on Thursday, May 20, 2021 at 10:00 a.m. Central Daylight Time, at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Because of the current COVID-19 pandemic it is possible that the date, time, or location of the annual meeting will change. In the event circumstances dictate a change, the Company will comply with Delaware law and also SEC rules and guidance.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2020 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote?

You are entitled to vote if you were a shareholder of record of shares of our common stock or Series A Convertible Preferred Stock at the close of business on Monday, March 22, 2021 (the “Record Date”). On March 22, 2021, there were 74,080,479 shares of our common stock and 22,408 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote, subject to specified beneficial ownership limitations in the case of the Series A Convertible Preferred Stock. Holders of our Series B Convertible Preferred Stock are not entitled to vote on any matter being presented for consideration at the Annual Meeting.

Q.	How many votes do I have?

Each share of common stock that you own entitles you to one vote. On the Record Date, there were a total of 74,080,479, shares of common stock outstanding. As of the Record Date, each share of our Series A Convertible Preferred Stock is convertible into 1,952 shares of our common stock and is entitled to one vote for each share of common stock into which it is convertible, subject to specified beneficial ownership limitations. On the Record Date there were 22,408 shares of Series A Convertible Preferred Stock outstanding, entitling the holders of those shares to an aggregate of 14,680,243 votes. Accordingly, on the Record Date, the holders of our common stock and Series A Convertible Preferred Stock are entitled to an aggregate of 88,760,722 votes in respect of such shares of stock.

Q.	What am I being asked to vote on?

We are asking our shareholders to (1) elect two Class II directors to serve until the 2024 Annual Meeting and until, at the election of the Company, their respective successors are duly elected and qualified, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year, (3) approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares; (4) approve the issuance of up to 13,000,000 shares under the 2021 CEO Performance Share Unit Award; and (5) transact such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in “street name”, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are invited to attend the Annual Meeting.

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Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or by mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in “street name” by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 19, 2021, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or if you requested to receive printed proxy materials, you can also vote by mail, telephone or the Internet pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

●	timely delivering a properly executed, later-dated proxy;
●	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2021;
●	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or
●	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Each share of Series A Convertible Preferred Stock is entitled to one vote on an as-converted basis, subject to specified beneficial ownership limitations applicable to the holders of the Series A Convertible Preferred Stock. As noted above, holders of our Series B Convertible Preferred Stock are not entitled to vote on any matter being presented for consideration at the Annual Meeting. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year, “FOR” for the amendment to our 2012 Stock Incentive Plan, and “FOR” the issuance of up to 13,000,000 shares under the 2021 CEO Performance Share Unit Award.

Q.	What happens if I request a paper copy of proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the amendment to our 2012 Stock Incentive Plan, “FOR” the issuance of up to 13,000,000 shares under the 2021 CEO Performance Share Unit Award, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals are routine or non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares on these matters. This will result in a “broker non-vote”. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

We expect that the following proposal will be considered “routine” under applicable NYSE rules: Proposal 2 (the ratification of Ernst & Young LLP as the Company’s independent registered public accountants. Accordingly, if you do not provide voting instructions to your broker, we expect that your broker will be permitted to vote your shares on this proposal, but all of our other proposals are “non-routine”. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting and you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

The number of directors set by the Board is nine. Currently, there are two vacancies on the Board, one vacancy in Class I and one vacancy in Class III. Our Class II directors have terms that expire at the 2021 Annual Meeting. One of the current Class II directors, Joe Kiani, has advised the Board that he is retiring from the Board due to his schedule and is not standing for reelection. After giving effect to Mr. Kiani’s retirement, following the 2021 Annual Meeting there will be one vacancy in Class I, one vacancy in Class II, and one vacancy in Class III. Under the terms of our restated certificate of incorporation and bylaws, the board of directors may fill these vacancies at any time.

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. Dr. Nathan Fischel is the father of David L. Fischel, our Chief Executive Officer and Chairman of the Board.

Class II Directors (Nominees for election to the Board at the 2021 Annual Meeting to serve a three-year term until the 2024 Annual Meeting)

David L. Fischel

Chief Executive Officer and Chairman of the Board since February 2017

Director since September 2016

Mr. Fischel, 34, has served as Chief Executive Officer and Chairman of the Board since February 2017. He has served as a director of Stereotaxis since leading the equity investment and positive strategic initiatives announced in September 2016. He has served for over ten years as Principal and portfolio manager for medical device investments at DAFNA Capital Management, LLC. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst. Mr. Fischel’s extensive understanding of our business, operations and strategy, as well as financial and medical device industry experience, enable him to make valuable contributions to the Board of Directors.

Robert J. Messey

Director since May 2005

Mr. Messey, 75, served as the senior vice president and chief financial officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the vice president of financial services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he served as senior vice president and chief financial officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He previously served as a director and member of the audit and compensation committees of Oxford Resource Partners, LP, a publicly traded coal mining company, from May 2010 to December 2014, and as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors, from May 1993 to January 2011. He serves as an advisory director, chairman of the compensation committee, and member of the audit committee of a privately held conglomerate. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance and accounting provides the Board with a great deal of expertise on financing, accounting and compliance matters.

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Class III Directors (terms expiring at the 2022 Annual Meeting)

Nathan Fischel, M.D.

Director since February 2017

Dr. Fischel, 65, is the Founder and CEO of DAFNA Capital Management, LLC. DAFNA Capital is an SEC registered investment advisor with a highly successful investment track record of over 22 years focused on innovations in biotechnology and medical devices. Dr. Fischel was Professor of Pediatrics at UCLA School of Medicine, and attending physician in Pediatric Hematology and Oncology at Cedars-Sinai Medical Center in Los Angeles. He has published over 120 peer-reviewed scientific and medical manuscripts and book chapters, has been the principal investigator of multiple National Institutes of Health (“NIH”) funded research grants, has served repeatedly on internal and external review panels at the NIH, and was appointed by the U.S. Secretary of Health and Human Services to serve for four years on the Advisory Council of one of the NIH’s institutes. Dr. Fischel received his M.D. from the Technion Israel Institute of Technology and served his internship year at Hadassah Hospital in Jerusalem. He completed his residency and fellowship in Pediatrics and Pediatric Hematology and Oncology at the Children’s Hospital and the Dana-Farber Cancer Institute, Harvard Medical School in Boston, and his postgraduate research training in Molecular Genetics at Oxford University in England. Dr. Fischel’s experience as a physician enables him to provide critical perspectives regarding our technologies and commercial adoption of our products and his extensive knowledge of medical device companies allows him to provide insight to the Board on strategic decisions.

Ross B. Levin

Director since July 2018

Mr. Levin, 37, is the Director of Research for Arbiter Partners Capital Management LLC and a principal in the firm. Mr. Levin serves on the boards of directors of Capital Senior Living Corporation and Stereotaxis Inc. and is a former board member of Mood Media Corporation, American Community Properties Trust and Presidential Life Corporation. Mr. Levin is also chairman of the board of directors of Constructive Partnerships Unlimited, a nonprofit organization providing services and programs for people with developmental disabilities, and former vice chairman of the board of the Cerebral Palsy Associations of New York State. Mr. Levin is a member of the New York Society of Securities Analysts and a CFA charter holder. Mr. Levin holds a Bachelor of Science degree in Management with a concentration in Finance from the A.B. Freeman School of Business at Tulane University and has completed the Investment Decisions and Behavioral Finance program at the John F. Kennedy School of Government at Harvard University.

Class I Directors (terms expiring at the 2023 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 74, has served as the chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers, since 2010. From 1999 to 2009, Mr. Benfer served as president and chief executive officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the president and chief executive officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as senior vice president for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and chief executive officer of the Henry Ford Hospital from 1985 to 1992. He served as the chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its board of governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the board of the Catholic Health Association from 2003 until 2008. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Arun S. Menawat, Ph.D.

Director since September 2016

Dr. Menawat, 66, is Chairman and CEO of Profound Medical Corp. (NASDAQ:PROF) (TXSV:PRN), a medical device company that is driving commercialization of real-time MRI-guided ablation for prostate diseases including cancer. Dr. Menawat has an accomplished history of executive leadership success in the healthcare industry. He was previously the Chairman, President and CEO of Novadaq Technologies Inc. (NASDAQ:NVDQ) (TXS:NDQ). Under his 13-year tenure at Novadaq, he transformed the company from a small private pre-commercial company into the leader in intraoperative imaging and was instrumental in signing strategic partnerships with companies including Intuitive Surgical, LifeCell, and KCI. He obtained a Ph.D. in Chemical (Bio) Engineering from the University of Maryland, while concurrently completing a fellowship in biomedical engineering at the U.S. National Institute of Health, and holds an Executive MBA from the J.L. Kellogg School of Management, Northwestern University. In 2014, Dr. Menawat was named the EY Ontario Entrepreneur of the Year in the health sciences category. Dr. Menawat’s strong executive experience with medical device companies provides the Board valuable guidance for product innovation, customer initiatives and operational matters.

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CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure and Board Role in Risk Oversight

David L. Fischel became chief executive officer and chairman of the board effective February 3, 2017. Since February 2015, David W. Benfer has served as the lead independent director. The Board believes that it should have flexibility to make the determination of whether the same person should serve as both the chief executive officer and chairman of the board or if the roles should be separate. The Board believes that its current leadership structure, with the positions of chief executive officer and chairman of the Board held by the same individual and Mr. Benfer serving as lead independent director, provides appropriate leadership for the Company and best serves the shareholders. Mr. Benfer provides independent leadership on the Board and interacts with the chief executive officer and the independent directors to facilitate communications. Our independent directors regularly have executive sessions as part of our regular meeting schedule, during which only the independent directors are present. Mr. Benfer leads these sessions and provides feedback to the chief executive officer.

Our Board provides risk oversight to the Company through the Audit Committee. The Audit Committee monitors financial, healthcare compliance, and regulatory risks. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our common stock is listed on The New York Stock Exchange American Exchange (“NYSE American”) under the trading symbol “STXS”. The stock began trading on the NYSE American on September 6, 2019. Prior to that date the stock had traded on the OTCQX® Best Market since August 4, 2016. Historically, our Board has considered the independence of our directors under the listing standards of The NASDAQ Capital Market. With the uplisting to the NYSE American in 2019 our Board now is required to evaluate and affirmatively determine the independence of our directors under the listing standards of the NYSE American, specifically, NYSE American Company Guide Section 803.

With the exception of David L. Fischel and Dr. Nathan Fischel, our Board determined that each member of the Board and the respective Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were independent in 2020 under the listing standards of the NYSE American.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experiences, strength of character, mature judgment and technical skills applicable to the Company. The committee will also consider whether the candidate is able to represent all shareholders of the Company fairly and equally, without favoring or advancing any particular shareholder or other constituency of the Company.

The committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

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The committee may approve, in its discretion, the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of the nominee is in the best interests of the Company and its shareholders.

The committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

●	The committee gives due consideration to the re-nomination of incumbent directors who desire to continue their service and who continue to satisfy the committee’s criteria for membership on the Board.
●	If there is no qualified and available incumbent or if there is a vacancy on the Board, the committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever occurs first. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

●	The committee will give consideration to these recommendations for positions on the Board where the committee has determined not to re-nominate a qualified incumbent director;
●	For each annual meeting of shareholders, it is anticipated that the committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and
●	While the committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the committee may, in its discretion, take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The committee may, in its discretion, also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company; to the extent such information is available to the committee. The committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the committee will be considered by the committee.

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Any shareholder wishing to submit a candidate for consideration should send the following information to the corporate secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

●	Shareholder’s name, number of shares owned, length of period held and proof of ownership;
●	Name, age, business and residential address of candidate;
●	A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);
●	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;
●	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;
●	The class and number of shares of our capital stock that are beneficially owned by the candidate;
●	A description of any arrangements or understandings between the shareholder and the candidate; and
●	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our corporate secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our chairman of the Board. Our corporate secretary will also maintain copies of such materials for future reference by the committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

●	Shareholder’s name, number of shares owned, length of period held and proof of ownership;
●	Name, age, business and residential address of shareholder; and
●	Any individual director or committee to whom the shareholder would like to have the written statement and other information sent.

The corporate secretary will forward the information to the chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to all of our directors, officers and employees. Shareholders may download a free copy of our Code of Conduct from our website (www.stereotaxis.com) or by written request to our Chief Compliance Officer as follows:

Matthew Stepanek, Sr. Director, Regulatory Affairs

Stereotaxis, Inc.

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

We intend to promptly disclose any amendments to, or waivers from, any provision of the Code of Conduct by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules.

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BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2020, the Board of Directors held five meetings and acted one time by unanimous written consent. During fiscal year 2020 all incumbent directors, except Mr. Kiani, attended 75% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Due to his schedule, Mr. Kiani attended less than 75% or more of the Board’s meetings. Directors are encouraged, but not required, to attend our Annual Meeting of Shareholders. Mr. David Fischel and Mr. Messey did attend our 2020 Annual Meeting of Shareholders.

Board Committee Membership

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance. Committee membership as of the end of fiscal year 2020 was as follows:

Audit	Compensation
Robert J. Messey, Chairman	Arun Menawat, Chairman
David W. Benfer	Robert J. Messey
Ross B. Levin

Nominating & Corporate Governance
David W. Benfer, Chairman
Ross B. Levin
Joe Kiani

Effective February 2021, Mr. Benfer joined the Compensation Committee.

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Conduct are published on our website at www.stereotaxis.com, Investors, Board & Management. These materials are available in print to any shareholder upon request. From time to time, the Board and the committees review and update these documents, as they deem necessary and appropriate.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE American and the enhanced independence standards for audit committee members set forth in SEC rules under the Securities Exchange Act of 1934. Further, our Board has determined that each member of the Audit Committee is financially sophisticated and that Mr. Messey, who currently serves as the chair of the Audit Committee, qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

●	the integrity of our financial statements;
●	our accounting and financial reporting process, including our internal controls;
●	our compliance with legal and regulatory requirements;
●	the independent registered public accountants’ qualifications and independence; and
●	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

●	any related-party transaction that creates a conflict of interest situation;
●	all audit services; and
●	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2020, the Audit Committee met five times and acted one time by unanimous written consent.

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Compensation Committee

Our Board has determined that each director serving on the Compensation Committee during 2020 was independent under the listing standards of the NYSE American, and that each qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The functions of the Compensation Committee include:

●	assisting management and the Board in defining an executive compensation policy;
●	determining the total compensation package for our chief executive officer and other executive officers;
●	performing or, to the extent deemed appropriate delegating to our officers, reviewing and monitoring the administration of our equity-based compensation plans and qualified and non-qualified benefit plans;
●	approving new incentive plans and major benefit programs; and
●	approving changes to the outside directors’ compensation program.

The Compensation Committee has authority to retain compensation consultants to furnish advice or assistance to the committee within the scope of its duties. The committee has direct responsibility for the appointment, retention, and compensation of the compensation consultants as well as the oversight of the work of the consultants. In selecting any compensation consultant, the committee considers the factors relevant to the consultant’s independence from management in accordance with the listing standards of the NYSE American.

During fiscal year 2020, the Compensation Committee met one time and acted three times by unanimous written consent.

Nominating and Corporate Governance Committee

Our Board has determined that each director serving on the Nominating and Corporate Governance Committee during 2020 was independent under the listing standards of the NYSE American. The Nominating and Corporate Governance Committee assists the Board in:

●	identifying and evaluating individuals qualified to become Board members;
●	reviewing director nominees received from shareholders;
●	selecting director nominees for submission to the shareholders at our annual meeting;
●	selecting director candidates to fill any vacancies on the Board; and
●	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments and responsibilities.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles. During fiscal year 2020, the Nominating and Corporate Governance Committee met one time.

DIRECTOR COMPENSATION

Director Compensation Policy

In February 2017, the Compensation Committee adopted a new compensation program for our non-employee directors effective for the 2017 fiscal year. Each director now receives an annual award of 60,000 restricted share units. The annual equity awards are made in two equal installments on the first business day of January and the first business day of July in each calendar year, paid in arrears (the first installment is compensation for the six months ending December 31st, and the second installment is compensation for the six months ending June 30th) and pro-rated if applicable (in the event a new director is nominated and elected).

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Each director has the option to choose one of two vesting schedules prior to the commencement of the year. Each director may elect either for: (1) the restricted share units to vest immediately with the first option as of the date of the award; or (2) the restricted share units to vest on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the service of the director on the Board of Directors terminates, or (iii) a “change of control” of the Company, as defined in the award agreement.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings (including costs of travel, food and lodging). Reimbursements for any non-employee director did not exceed the $10,000 threshold in fiscal 2020 and thus are not included in the table below for director compensation.

Compensation of Directors

The following table discloses compensation to our non-employee directors for their services during 2020:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation	Total ($)
David W. Benfer(2)	-	286,500	-	-	286,500
David L. Fischel(3)	-	260,700	-	-	260,700
Nathan Fischel, M.D.(4)	-	286,500	-	-	286,500
Joe Kiani(5)	-	286,500	-	-	286,500
Ross Levin(6)	-	286,500	-	-	286,500
Dr. Arun S. Menawat(7)	-	286,500	-	-	286,500
Robert J. Messey(8)	-	286,500	-	-	286,500

(1)	Amount represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Includes restricted share units granted in 2021 for services performed in 2020.
(2)	1,400 options were outstanding as of December 31, 2020, all of which were exercisable as of such date.
(3)	210,000 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date. Effective December 1, 2020, Mr. David Fischel became an employee of the Company and was no longer a “non-employee director” for purposes of the compensation program for non-employee directors as described above.
(4)	204,500 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date.
(5)	210,000 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date.
(6)	124,973 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date.
(7)	210,000 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date.
(8)	1,925 options were outstanding as of December 31, 2020, all of which were exercisable as of such date, and 150,000 restricted share units were outstanding as of December 31, 2020, none of which were vested as of such date.

PROPOSAL 1: ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors, provided the number shall be no less than three and no more than fifteen. Currently, the Board has set the number of directors of the Company at nine. The directors are divided into three classes: Class I, Class II and Class III, each class to be as nearly equal in number as possible. The directors in each class are elected for a term of three years. Currently, there is one vacancy in Class I and one vacancy in Class III.

Shareholders are being asked to elect two (2) Directors, Mr. Messey and Mr. David Fischel as Class II directors, to serve until the 2024 Annual Meeting and until their respective successors are duly elected and qualified.

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Mr. Kiani, a Class II director since 2016, is not standing for re-election as the 2021 Annual Meeting. At the February meeting of the Nominating and Corporate Governance Committee, Mr. Kiani described how his current commitments and management responsibilities as CEO of a public company leave limited time available for board responsibilities. The Committee and Mr. Kiani came to a mutual decision that it was in his best interests and the best interests of the Company that he not be re-nominated. He and the Committee members expressed the desire that he continue supporting the Company in an unofficial capacity.

After giving effect to Mr. Kiani’s retirement, following the 2021 Annual Meeting there will be one vacancy in Class I, one vacancy in Class II, and one vacancy in Class III.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve; all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

The following discussion and analysis of the compensation arrangements of our Named Executive Officers for 2020 is intended to provide additional context about our compensation philosophy and our Board’s compensation-related decisions in 2020. It should be read together with the compensation tables and related disclosures set forth below.

This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relate to the compensation arrangements for 2020 of (i) our principal executive officer, and (ii) our principal financial officer, who are the two officers included in our Summary Compensation Table (our “Named Executive Officers”).

Executive Compensation Summary and Analysis

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. The following is a summary and analysis of the executive compensation policies, programs and practices developed by the Compensation Committee, and a description of the compensation of our Named Executive Officers.

Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the committee is guided by the following principles:

●	Align pay and performance: Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.
●	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.
●	Provide market competitive pay: Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

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We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Role and Independence of the Consultant

From time-to-time, when deemed necessary, the Compensation Committee engages the services of an independent compensation consultant to provide the committee with market data and analysis, advice on incentive design practices, and an external perspective on pay trends and legal and regulatory developments. In 2021, the committee retained Compensia Inc., a compensation advisory firm (“Compensia”), to review CEO equity compensation and implemented a performance-based stock unit grant to our CEO. See Proposal 4 “CEO PERFORMANCE SHARE UNIT AWARD” for additional details. Compensia reported directly to the Compensation Committee and did not provide any other services to us. Previously, in 2016, the committee retained Radford, an Aon Hewitt Company (“Radford”), as its independent compensation consultant. Radford has not provided any services to the Company since. The committee considers both Compensia and Radford to be fully independent and that their work has not raised any conflict of interest.

Role of Executive Officers in Compensation Decisions

For executive officers other than our CEO, the Compensation Committee has historically sought and considered input from our CEO regarding such executive officers’ responsibilities, performance and compensation. Specifically, our CEO recommends base salary increases, bonuses, and equity award levels that are used throughout our compensation plans and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our CEO believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills, and individual performance, as well as the Company’s performance. Our Compensation Committee considers our CEO’s recommendations but may adjust up or down as it determines in its discretion and approves the specific compensation for all the executive officers. All such compensation determinations by our Compensation Committee are largely discretionary.

Our CEO abstains from voting in sessions of the Board of Directors where the Board of Directors acts on the Compensation Committee’s recommendations regarding his compensation.

Executive Compensation Program

The elements of the compensation program for officers other than the CEO are base salary, annual incentive, equity-based long-term incentive, and benefits. The committee has historically set targeted total compensation at the median of the competitive market. The committee may adjust targeted total compensation or the mix of total compensation based on other considerations such as business performance, company size and stock dilution. In addition, incentive programs are intended to be designed such that total compensation realized by executives is consistent with performance achievement.

Historically, the design of the annual incentive plan was intended to be primarily objective and formulaic. Each year, the committee established annual performance metrics relating to financial performance and strategic initiatives and annual incentive opportunities for management employees, including the Named Executive Officers. The annual incentive opportunities were determined as a percentage of the individual’s base salary. In addition, the committee retained discretion to adjust annual incentive awards, taking into account non-formulaic considerations such as the context in which certain performance achievement occurred, the unique experience an individual brings to a role, and other factors the committee deemed relevant.

The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards are made pursuant to the Company’s 2012 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights and stock awards. Throughout the year, the committee may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

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The typical pay review process occurs at the beginning of the fiscal year at which time the Compensation Committee reviews and approves executive compensation, including adjustments in base salaries, annual incentive awards and equity awards, and, if appropriate, establishes performance goals and target incentive opportunities for the annual incentive plan for the following fiscal year. During the review process, the committee considers a number of factors, including competitive market data, input received from the Company’s management, an assessment of individual performance and the operating performance of the Company.

2020 Executive Compensation

Annual Base Salary. The Compensation Committee decided to make no changes to the annual base salary during 2020 for Ms. Peery, which remained at $220,000 per year. Ms. Kimberly R. Peery was appointed Chief Financial Officer effective October 1, 2019. Effective December 1, 2020, Mr. David Fischel receives an annual base salary of $60,000. Prior to that date, Mr. Fischel did not receive a base salary.

Annual Incentive Plan. The committee decided not to establish a 2020 annual incentive plan based on objective, formulaic performance goals and metrics for the Company or the Named Executive Officers, and instead determined that annual incentive awards to management, including the Named Executive Officers, for the 2020 fiscal year would be discretionary.

Long-Term Incentive Compensation. In March 2020, a grant of service-vested Incentive Stock Options, vesting 25% on the first anniversary and 2.083% per month thereafter through the fourth anniversary, was made with the intention of emphasizing retention and the criticality of shareholder alignment during this key phase in the Company’s life-cycle.

Recoupment Policy

The Compensation Committee has a recoupment policy applicable to incentive compensation based on financial results, including the annual bonus and equity-based compensation, to our Named Executive Officers and other executives. If we are required to file a restatement of financial results due to fraud, gross negligence or willful misconduct, then our independent directors may take action to recoup any portion of the incentive compensation awarded to the executives that exceeded the amount that would have been awarded based on the restated financial results during the three fiscal years prior to the filing of the restated financial results.

Other Benefits

●	Healthcare and Other Insurance Programs: All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

●	401(k): We offer all eligible employees the opportunity to participate in a 401(k) plan. Employer matching contributions are discretionary under the 401(k) plan. During 2020, the Company matched employee contributions up to 3% of the employee’s salary, subject to limitations. However, the employer match was not made until 2021.

●	Employee Stock Purchase Plan: The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate for all employees of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time.

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Compensation Risk Assessment

The Compensation Committee has considered potential risks arising out of our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking by our employees. The Compensation Committee believes that our compensation packages, which are structured to balance fixed and variable compensation and include both annual and long-term incentives, mitigates against unnecessary or excessive risk taking.

Summary Compensation Table

The following table summarizes the total compensation paid to the following Named Executive Officers for fiscal years 2019 and 2020. For more information about the components of the total compensation, refer to the “Executive Compensation Summary and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Totals ($)
David L. Fischel	2020	5,000	-	-	33	5,033
Chief Executive Officer(4)	2019	-	-	-	-	-
Kimberly R. Peery	2020	220,000	130,160	35,000	8,948	394,108
Chief Financial Officer(5)	2019	55,000	-	7,500	1,857	64,357

(1)	Amounts reported reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of incentive stock options. See Note 10 of the notes to our consolidated financial statements contained in our 2020 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(2)	These amounts represent cash awards earned during the respective fiscal year under the applicable annual incentive programs, irrespective of the year in which they were actually paid.
(3)	All Other Compensation includes the payment of group term life insurance premiums and employer match contributions to the executive’s 401(k) plan earned in the respective fiscal year.
(4)	David L. Fischel was appointed as Chief Executive Officer on February 3, 2017 in a consultant capacity, and only received compensation as a Director. Mr. Fischel became a full-time employee on December 1, 2020. Prior to December 1, 2020, Mr. Fischel received compensation as a “non-employee director” under our compensation program for non-employee directors described under “Director Compensation” above.
(5)	Kimberly R. Peery was appointed as Chief Financial Officer on October 1, 2019.

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Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Named Executive Officer	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
	7/3/2017					30,000	152,700
	1/2/2018					30,000	152,700
	7/2/2018					30,000	152,700
David L. Fischel(3)	1/2/2019					30,000	152,700
	7/1/2019					30,000	152,700
	1/2/2020					30,000	152,700
	7/1/2020					30,000	152,700

	3/27/2014	4,000		4.04	3/27/2024
	2/26/2018	8,462	7,288	0.74	2/26/2028
Kimberly R. Peery(4)	3/3/2019	15,320	19,680	2.03	3/3/2029
	3/9/2020		40,000	4.52	3/9/2030

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights (SARs) that have not vested as of December 31, 2020. Options and SARs granted to the Named Executive Officers, vest at the rate of 25% one year from the date of grant, and monthly thereafter, over 36 additional months.
(2)	Based on the closing price of $5.09 for the shares of our common stock on December 31, 2020.
(3)	David L. Fischel was appointed Chief Executive Officer effective February 3, 2017. All awards in this table were granted to him as a director. Prior to December 1, 2020, Mr. Fischel received compensation as a “non-employee director” under our compensation program for non-employee directors described under “Director Compensation” above.
(4)	Kimberly Peery was appointed as Chief Financial Officer effective October 1, 2019.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2020, regarding securities to be issued upon the exercise of outstanding options, warrants and rights under equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	3,569,452	$2.90	2,054,941
Equity compensation plans not approved by shareholders
Total	3,569,452	$2.90	2,054,941

(1)	Includes 1,112,473 shares issuable pursuant to RSUs, the majority of which were issued under our compensation program for non-employee directors, for which the service period has been completed but which will vest and become issuable in the future on the earliest to occur of (i) the fifth anniversary of the date of the award, (ii) the date on which the Board service of the director terminates, or (iii) a “change of control” of the Company, as defined in the award agreement. See “Director Compensation—Director Compensation Policy” above.
(2)	Shares issuable upon vesting of restricted share units are not included in the weighted average computation.

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Potential Payments Upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of termination of the employee’s employment due to a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Additionally, under the stock incentive plans, in the event of a change of control of the Company, the Compensation Committee has discretion to provide for termination of awards in exchange for cash payments or the issuance of substitute awards. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Provisions of awards under the Stock Incentive Plans

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan or 2012 Stock Incentive Plan accelerate in the event of termination by death or disability. SARs and options could be exercised for specified periods following retirement, death or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 22, 2021 by:

●	each person known by us to own beneficially more than 5% of our outstanding common stock;
●	each of our directors;
●	each of our Named Executive Officers; and
●	all of our directors and executive officers as a group.

There were 74,080,479 shares of common stock, 22,408 shares of Series A Convertible Preferred Stock, and 5,610,121 shares of Series B Convertible Preferred Stock outstanding as of March 22, 2021. Each share of our Series A Convertible Preferred Stock is convertible into 1,952 shares of our common stock (or an aggregate of 14,680,243 and shares) and each share of our Series B Convertible Preferred Stock is convertible into one (1) share of our common stock, in each case subject to specified beneficial ownership limitations. Unless otherwise indicated, the table below includes the number of shares underlying options, stock appreciation rights and warrants that are currently exercisable or exercisable within 60 days after March 22, 2021, the number of shares that may be issuable upon vesting of restricted share units within 60 days after March 22, 2021, and the number of shares of common stock into which the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible within 60 days after March 22, 2021, in each case subject to the beneficial ownership limitations described in the footnotes below. Such shares are considered outstanding and beneficially owned by the person holding the options, stock appreciation rights, warrants, restricted share units, or shares of Series A Convertible Preferred Stock, for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

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Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially Owned
Five percent shareholders
2012 Revocable Trust of Andrew Redleaf (1) 3033 Excelsior Boulevard Minneapolis, MN 55416	7,011,169	8.99%
Joseph Kiani Dynasty Trust(2) 52 Discovery Irvine, CA 92618	6,153,846	8.31%
Arbiter Partners QP, L.P.(3) 530 Fifth Avenue, 20th Fl. New York, NY 10036	4,208,952	5.68%
DAFNA Capital Management, LLC (4) 10990 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90024	13,680,554	18.47%
Redmile Group, LLC(5) One Letterman Drive Building D, Suite D3-300 The Presidio of San Francisco San Francisco, California 94129	7,675,054	9.99%
Directors and Named Executive Officers
David W. Benfer (6)	307,055	*
David L. Fischel	20,000	*
Nathan Fischel (7)	13,700,554	18.49%
Joe Kiani (8)	6,173,846	8.33%
Arun S. Menawat	329,285	*
Robert J. Messey (9)	117,743	*
Ross Levin	-	*
Kimberly R. Peery (10)	49,005	*
All directors and executive officers as a group (8 persons)	20,697,488	27.92%

*	Indicates ownership of less than 1%

(1)	Based on the Company’s records. Includes 3,934,246 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.

(2)	Based on a Schedule 13D filed by Joe Kiani on March 16, 2018, and the Company’s records. Excludes 7,868,493 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Joseph Kiani Dynasty Trust. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(3)	Based on a Schedule 13G filed by Arbiter Partners Capital Management LLC on February 17, 2021, and the Company’s records. Excludes 5,901,370 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by Arbiter. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

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(4)	Based on the Company’s records and a Schedule 13D filed on March 8, 2018 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by the Funds. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. This amount excludes an aggregate of 15,736,986 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(5)	Based on a Schedule 13G filed with the SEC on February 16, 2021 by Redmile Group, LLC (“Redmile”), Jeremy C. Green, Redmile Strategic Master Fund, LP (“Strategic Fund”), Redmile Capital Offshore II Master Fund, Ltd. (“Master Fund” and together with Strategic Fund, the “Redmile Affiliates”), the shares of the Company’s common stock that may be deemed to be beneficially owned by entities affiliated with Redmile is comprised of: (i) 2,156,354 shares of Common Stock held by Redmile Strategic Master Fund, LP, and (ii) 946,973 shares of Common Stock held by Redmile Capital Offshore II Master Fund, Ltd. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles listed in items (i) and (ii) (collectively, the “Redmile Affiliates”) and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Affiliates and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the principal of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Subject to the Beneficial Ownership Blocker (as defined below), Redmile Group, LLC may also be deemed to beneficially own shares of Common Stock issuable upon conversion of the following: (i) 2,905,600 shares of the Issuer’s non-voting Series B Convertible Preferred Stock (“Series B Preferred Stock”) held by Redmile Strategic Master Fund, LP, and (ii) 2,704,521 shares of Series B Preferred Stock held by Redmile Capital Offshore II Master Fund, Ltd. This amount excludes 158,711 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock. The conversion of the Series B Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 9.99% of our common stock then outstanding.

(6)	Includes options to purchase 1,400 shares of common stock, 2,700 shares of common stock held by Mr. Benfer’s spouse, and 210,255 shares of common stock held by the Benfer Family Trust TTEE.

(7)	Includes 13,680,554 shares of common stock held by DAFNA Capital Management, LLC, in its capacity as investment advisor to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”). This number of shares excludes an aggregate of 15,736,986 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Funds. Dr. Fischel disclaims beneficial ownership of the shares and warrants owned by the Funds. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(8)	Includes 6,153,846 shares of common stock held by the Joseph Kiani Dynasty Trust. Excludes 7,868,493 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Joseph Kiani Dynasty Trust. The conversion of the Series A Convertible Preferred Stock is restricted to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder of such securities and its affiliates would exceed 4.99% of our common stock then outstanding.

(9)	Include options to purchase 1,925 shares of common stock.

(10)	Includes options to purchase 45,688 shares of common stock.

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REPORT OF AUDIT COMMITTEE

Currently, three non-employee directors serve on the Audit Committee. Each is independent as defined by Section 803 of the NYSE American Company Guide and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted on our website at www.stereotaxis.com, Investors, Governance.

The Audit Committee assists the Board in providing oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. In addition, the Company engages another accounting firm for assistance with internal audit services and their analysis is provided to the Committee.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2020 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

Our independent registered public accountants did not provide any non-audit services to us during 2020.

The Audit Committee also discussed with the Company’s internal audit service provider and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The committee meets regularly with the internal audit service provider and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. Submitted by the Audit Committee of the Board of Directors,

Robert J. Messey, Chair
David W. Benfer
Ross B. Levin

The report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Audit Committee report and will not otherwise be deemed filed under such Acts.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2021 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2021. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

Our 2012 Stock Incentive Plan (“Plan”) was adopted by the Compensation Committee of our Board of Directors and approved by our shareholders in 2012. In April 2013, the committee approved an amendment to the Plan to increase the shares authorized for issuance thereunder by 1,000,000 shares, which was approved by our shareholders in June 2013. In March 2014, the committee approved a further amendment to the Plan to increase the shares authorized for issuance under the Plan by 1,000,000 shares, which was approved by our shareholders in June 2014. In February 2016, the committee approved a further amendment to the Plan to increase the shares authorized for issuance under the Plan by 1,500,000 shares, which was approved by our shareholders in May 2016. In February 2017, the committee approved a further amendment to the Plan to increase the shares authorized for issuance under the Plan by 4,000,000 shares, which was approved by our shareholders in May 2017.

Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. The Board believes that plans such as the Plan increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.

As of December 31, 2020, a total of 8,290,000 shares of common stock have been authorized for issuance under the Plan. As of December 31, 2020, awards of approximately 3,569,452 shares of common stock were issued and outstanding under the Plan and approximately 2,054,941 shares of common stock would be available for future awards under the Plan.

In February 2021, the Compensation Committee of our Board of Directors approved a proposal to further amend the 2012 Stock Incentive Plan to increase the shares authorized for issuance thereunder by 4,000,000 shares. The plan was last amended in May 2017 when our shareholders approved an amendment to increase the shares authorized for issuance under the Plan by 4,000,000 shares. Similar to that amendment, we expect that the current amendment would provide sufficient shares to allow several years of awards to our employees and directors. These shares are not intended to be used to satisfy shares awarded under the 2021 CEO Performance Share Unit Award described in proposal #4. If the increase is approved approximately 6,054,941 shares of common stock will be available for future awards under the Plan.

We are seeking shareholder approval of this amendment to the 2012 Stock Incentive Plan.

Set forth below is a summary of the material provisions of the 2012 Stock Incentive Plan. The summary of the provisions below is qualified in its entirety by the full text of the 2012 Stock Incentive Plan. A copy of the 2012 Stock Incentive Plan as amended and restated by the proposed amendment is attached to this proxy statement as Appendix A.

Vote Required and Recommendation

The affirmative vote of a majority of the shares present in person or by proxy will be required to approve the amendment of the 2012 Stock Incentive Plan. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore, will have the same effect as negative votes.

The Board of Directors and our executive officers have an interest in this proposal as they may receive awards under the 2012 Stock Incentive Plan.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES AUTHORIZED UNDER THE 2012 STOCK INCENTIVE PLAN BY 4,000,000 SHARES.

Description of Material Provisions of the 2012 Stock Incentive Plan

Term of the Plan

The Plan will terminate ten years after the date on which the Board approved the Plan and no awards will be granted after the expiration of such ten-year period.

Eligible Participant

Any director or employee of the Company, or its subsidiaries, as well as any individual providing services to the Company may be selected to receive an award.

Administration

The Plan is administered by the Board of Directors through a committee appointed by the Board. The Compensation Committee administers the Plan. Every member of the Compensation Committee is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “Independent Director” for purposes of the rules and regulations of the NYSE American Capital Market.

The committee has full power to determine persons eligible to participate in the Plan, to interpret the Plan, to adopt the rules, regulations and guidelines necessary or proper to carry out the Plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between the Company and a participant.

Authorized Shares

Currently, the number of shares of stock authorized for issuance under the 2012 Plan is up to eight million two hundred ninety thousand (8,290,000).

Types of Awards

An award under the Plan may be a stock option, either qualified or nonqualified, a stock appreciation right, a performance share, restricted stock or other cash-based or stock-based awards.

Stock Options. The Compensation Committee is able to grant nonqualified stock options and incentive stock options under the 2012 Stock Incentive Plan. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% shareholder), and the exercise price of a nonqualified option must be determined by the committee but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the NYSE American Capital Market, the fair market value is the per share closing sale price for the common stock (or the average of the closing bid and asked prices if no sales were reported that day) on the date the option is granted.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the committee, subject to the terms of the 2012 Stock Incentive Plan.

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Performance Shares. A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant will be entitled to payout of the value of the award in shares of common stock.

Restricted Stock. Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting as determined by the Compensation Committee. The committee will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired.

Other Stock-Based Award and Cash-Based Award. The Plan provides that awards of common stock, including fully vested stock grants, or other awards valued in whole or in part by reference to the fair market value of common stock may also be made under the Plan in the form of other stock-based awards.

Share Counting Rules

Any shares of stock tendered by a participant as full or partial payment to the Company to satisfy a purchase price of an award, any shares subject to an award under the Plan which are withheld to satisfy an applicable tax withholding, or any shares covered by a stock appreciation right which is settled for a lesser number of shares will not become available for issuance under the Plan. However, any awards, which by their terms may only be settled in cash, do not reduce the number of shares available for issuance.

Term of Stock Options and Stock Appreciation Rights

A maximum term of 10 years from the date of grant is set for all stock options and stock appreciation rights.

Vesting Limitations

Each stock option and stock appreciation right will have a minimum vesting period of three years from the date of grant, provided that such vesting may occur incrementally over the three years.

Change of Control

Change of control means the purchase or acquisition, by any person or group, of beneficial ownership of 35% or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities entitled to vote in an election of directors.

The Compensation Committee may provide, in its sole discretion, for the termination of an award upon consummation of a change of control in exchange for a cash amount and/or issuance of a substitute award to substantially preserve the terms of any awards previously granted under the Plan. Any change must be in a manner consistent with Internal Revenue Code Section 409A.

Restrictions on Transferability

Awards granted under the Plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the Compensation Committee.

Amendment of Award Agreements

The Compensation Committee is specifically prohibited from amending the terms of outstanding award agreements without the approval of Company shareholders if such amendments would either reduce the exercise price of outstanding stock options or stock appreciation rights, or cancel an outstanding stock option or stock appreciation right in exchange for cash, another award, or another stock option or stock appreciation right that has an exercise price less than that of the original stock option or stock appreciation right.

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Dividends or Dividend Equivalents

No dividends or dividend equivalents will be paid with respect to outstanding stock-based awards that are intended to be performance-based awards, as that term is defined in the Plan, nor will dividends or dividend equivalents be paid on any outstanding stock options or stock appreciation rights.

Anti-dilution

In the event of any change in outstanding stock of the Company by reason of stock split, stock dividend, combination or reclassification of shares, or similar events, the Compensation Committee will make adjustments to numbers of shares available for issuance under the Plan and covered by outstanding awards, the exercise and grant prices relating to outstanding awards, or such other equitable adjustments as it deems appropriate.

Non-Employee Director Grants

It is the intent of the Company to provide equity grants to our non-employee directors through the 2012 Plan as opposed to being provided through a separately administered plan.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

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Stock Appreciation Rights. No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares. A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Other Stock-Based Awards. A participant will generally recognize ordinary taxable income upon granting of a stock-based award that is not subject to vesting or performance achievement criteria. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. A participant will generally recognize ordinary taxable income upon the later to occur of the granting or the vesting of a cash-based award.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our three most highly compensated executive officers (other than the chief executive officer and, in most circumstances, our chief financial officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A. Section 409A of the Internal Revenue Code provides certain requirements with respect to non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($185,000 in 2020 and 2021) and employees with a certain level of ownership in the company.

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Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. Upon the development of the Accounting Standards Codification, this guidance was subsequently referred to as ASC Topic 718. ASC Topic 718 requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718 and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of ASC Topic 718.

PROPOSAL 4: CEO PERFORMANCE SHARE UNIT AWARD

On February 23, 2021, the Board (1) determined that the grant of the Performance Share Unit Award (“CEO Performance Award”) pursuant to the CEO Performance Share Unit Award Agreement (the “PSU Agreement”) was fair to, advisable and in the best interests of Stereotaxis and its shareholders and (2) approved entering into the PSU Agreement and the grant of the CEO Performance Award. Shareholder approval is required for up to 13,000,000 shares to be issued under the plan as described below. The full text of the PSU Agreement is attached to this proxy statement as Appendix B. The CEO Performance Award represents the right of Mr. Fischel to receive up to an aggregate of 13,000,000 shares of common stock of the Company, subject to the terms and conditions set forth in the PSU Agreement.

The Board approved the CEO Performance Award upon the recommendation of the Compensation Committee. In connection with such Board approval, Mr. David Fischel and Dr. Nathan Fischel abstained from the vote to approve the entering into the PSU Agreement and the grant of the CEO Performance Award. References to “Mr. Fischel” in this section mean David Fischel unless the context requires otherwise.

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As noted below, Section 711 of the NYSE American Company Guide requires approval of a listed company’s shareholders with respect to the establishment of any equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the listed company’s charter. The PSU Agreement provides that the Company is not obligated to issue shares underlying such PSUs until the Stereotaxis shareholders have voted to approve the issuance of such shares, all in accordance with such rule. We are therefore seeking shareholder approval to comply with the NYSE American Company Guide and the terms of the PSU Agreement.

Value to Shareholder

The Board believes that the PSU Agreement provides substantial future benefit to all of its shareholders. Since assuming the role of CEO in February 2017, Mr. Fischel served in the position without drawing a salary or any other form of cash or equity compensation for his work as CEO. During this period, he revitalized the Company’s commercial capabilities, strengthened its financial position, and led the development of a robust innovation strategy. Shareholders have benefited substantially, with Stereotaxis’ stock appreciating approximately 10-fold from February 7, 2017, the day Mr. Fischel was appointed interim CEO, to the date of this proxy statement. The Stereotaxis Board of Directors determined it in the best interest of shareholders to retain Mr. Fischel with a long-term compensation agreement that is highly aligned with continued substantial shareholder returns.

The PSU Agreement is designed to both incentivize Mr. Fischel and to provide substantial benefit to the shareholders of Stereotaxis. Specifically, the PSU Agreement benefits shareholders in the following ways:

1.	Pay for Performance

The Board believes that the proposed compensation plan is attractive for shareholders in that it only allows for Mr. Fischel to earn significant compensation if the Company’s shareholders realize significant value. Under his existing employment agreement, Mr. Fischel will receive a salary of $60,000 per year. It is not the Company’s intent to pay cash bonuses or other cash or equity compensation as CEO, and Mr. Fischel is not entitled to such amounts under his employment agreement. The majority of his compensation will therefore be the 100% at-risk performance award embodied in the PSU Agreement, consisting exclusively of stock units with tranches that vest only if significant market capitalization milestones and a minimum long-term service requirement are achieved.

2.	Immediate Shareholder Benefit

For Mr. Fischel to receive any payment under the PSU Agreement, he must lead Stereotaxis in such a way that current market capitalization must increase to $1 billion, and to then continue increasing in additional $500 million increments up to $5.5 billion. All Stereotaxis shareholders will benefit as these milestones are achieved. Even if Mr. Fischel does not achieve any milestones, or if he achieves milestones but does not meet the minimum five-year service requirement in the case of a voluntary termination of Mr. Fischel, the shareholders of Stereotaxis will still realize the benefit of Mr. Fischel’s efforts and the benefit of paying cash compensation to the CEO at a rate that is substantially below market and no longer paying Mr. Fischel typical compensation for non-employee directors.

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3.	Ensures Mr. Fischel’s Continued, Long-term Service and High Level of Performance

The Board believes that Mr. Fischel’s ongoing active and engaged service is critical to the continued growth and long-term interests of Stereotaxis. While the Board recognizes that Stereotaxis has many valuable employees who have contributed to Stereotaxis’ success, the Board believes Mr. Fischel’s leadership has been crucial in the Company’s resurgence, in leading the Company through its recent accomplishments, and to its current financial stability. The structure of this compensation agreement provides significant motivation for Mr. Fischel to deliver substantial shareholder returns and to manage the business with a long-term perspective.

In addition to the achievement of market capitalization requirements, the PSU Agreement also provides for a service vesting condition pursuant to which Mr. Fischel must continue serving as the Company’s Chief Company Executive (as defined in the PSU Agreement and described below) from the grant date through December 31, 2030. The PSU Agreement provides that the service component will be waived and any shares for which the market capitalization milestones have already been achieved will be fully vested if Mr. Fischel ceases to be the Chief Company Executive prior to December 31, 2030 (1) at any time by reason of death, disability, or termination by the Company with or without cause, or (2) after having served as Chief Company Executive for a minimum of five years after the date of the PSU Agreement, if Mr. Fischel voluntarily terminates his position as Chief Company Executive. In addition, if Mr. Fischel ceases to be the Chief Company Executive prior to December 31, 2030 by reason of death, disability or termination by the Company without cause, the PSUs will remain outstanding and will vest if the Company achieves any further market capitalization milestones during the one-year period following such termination, but not later than December 31, 2030. These minimum service periods, and the provision in the PSU Agreement that any vested shares under the PSU Agreement will not be delivered until the earlier of (a) one year following a separation from service for Section 409A purposes, (b) a change of control of the Company and (c) December 31, 2030, both ensure Mr. Fischel’s continued leadership and alignment with the interests of Stereotaxis and its shareholders for many years.

4.	Milestone achievements must be sustainable

The PSU Agreement is designed to protect shareholders from temporary stock price increases driven by market volatility. For Mr. Fischel to benefit under the PSU Agreement, the market capitalization milestone must be achieved for greater than or equal to 90 days. The market capitalization on any given determination date under the PSU Agreement equals (a) the sum of the daily market capitalization of the Company for each trading day during the 90-calendar day period immediately prior to and including the determination date, divided by (b) the number of trading days during such period. The Company’s daily market capitalization for a particular trading day is equal to the total number of outstanding shares (calculated in accordance with the PSU Agreement) as of the close of such trading day multiplied by the volume-weighted average trading price per share on such trading day, as reported by Bloomberg L.P.

This structure protects against short-term stock volatility and supports sustainable stock appreciation, which generates shareholder value.

5.	Shifts compensation from traditional cash-based to non-cash performance based.

Under the PSU Agreement, Mr. Fischel only benefits if the Company benefits. A typical compensation arrangement for a similarly situated public company in the medical device industry would provide Mr. Fischel with a six-figure annual salary and a similar six-figure annual cash-bonus. Under a typical compensation structure, Mr. Fischel would also receive significant annual stock grants that could have value irrespective of stock price appreciation, and he would be protected by a separation agreement providing a year of salary continuation or other typical termination benefits. Over a ten-year term, the Company estimates the value of a traditional compensation package to be in excess of $40 million, of which approximately 20% would likely be paid in cash regardless of the Company’s performance. Conversely, under his employment agreement, Mr. Fischel will only be paid an annual salary of $60,000. The Company does not intend to pay cash or equity bonuses during his employment and he is not entitled to any such amounts under his employment agreement. Mr. Fischel’s employment agreement is an “at-will” agreement and does not provide for any salary continuation. While Mr. Fischel could realize substantial value from the PSU agreement, he will only do so if Stereotaxis and its shareholders benefit. Further, as the majority of Mr. Fischel’s compensation is non-cash based, the Company will be able to allocate its cash resources to further strategic initiatives that improve the underlying value of the company.

The Board believes this award is a “pay-for-performance” compensation program that directly aligns Mr. Fischel’s interests with Stereotaxis’ long-term plans and the interests generally of both Stereotaxis and its shareholders, in addition to securing Mr. Fischel’s long-term service, as described above.

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Methodology

In consideration of the significant achievements Stereotaxis has made under Mr. Fischel’s leadership and considering the potential for the Company’s future growth, in the fourth quarter of 2020 the Compensation Committee of the Board of Directors was tasked with developing an incentive compensation program to ensure Mr. Fischel’s continued leadership, and to incentivize him with creating significant shareholder value. This process continued through the first quarter of 2021.

For each of the relevant Compensation Committee and Board meetings, both Mr. Fischel and Dr. Nathan Fischel, Mr. Fischel’s father, abstained from voting on related matters.

Upon reviewing the 2018 Tesla CEO compensation plan, the Company’s Compensation Committee and Board were impressed with how Tesla maximized alignment with shareholders while accounting for future unforeseen events. The Tesla plan is differentiated from typical CEO compensation arrangements due to its 100% pay-for-performance feature which motivates a long-term commitment and aligns CEO compensation with value creation for all stakeholders, including employees, customers and shareholders.

Stereotaxis’ Compensation Committee and Board has designed the PSU Agreement using many features of the Tesla plan with modifications where circumstances differed between the specific companies and their respective industries. Mr. Fischel’s PSU Agreement is similar to the Tesla plan, adjusted for company size, industry, and business goals. Also similar to Tesla, the Company’s Compensation Committee engaged Compensia Inc., which served as its independent compensation consultant, to assist with the creation and evaluation of the PSU Agreement. During this process, the Board also used the services of Bryan Cave Leighton Paisner LLP, which served as its outside counsel, and Globalview Advisors, which served as its independent valuation expert.

The Compensation Committee designed the PSU Agreement to incentivize and motivate Mr. Fischel to continue to lead Stereotaxis over the long-term while continuing his current and past standard of involvement and leadership. In the Compensation Committee’s discussions with Mr. Fischel, he indicated that the PSU Agreement would accomplish that.

Additionally, in considering the PSU Agreement, the Compensation Committee and the Board took into account Mr. Fischel’s historical emphasis on the importance of rebuilding the Company first and his leadership in responsible fiscal management by serving as CEO since 2017 without receiving compensation for that role.

When developing this program, the Compensation Committee considered:

●	What structure would best align the interests of Mr. Fischel and the Company’s other shareholders

●	What milestones should be used to promote shareholder value

●	The total size of the award and its impact on the size of Mr. Fischel’s ownership

●	The balance of risks and benefits associated with any award

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Throughout the entire process, the Compensation Committee met both formally and informally to discuss Mr. Fischel’s compensation plan. They consulted with their compensation and legal advisors and maintained an open dialog with Mr. Fischel to share their ideas and to discuss his views, including the issues identified above and to negotiate the terms of the award with him. Members of the Board of Directors also solicited the views of several larger shareholders on potential compensation agreement structures and their impressions of more traditional compensation compared to an equity-based award, with shareholder feedback favoring the latter. The Compensation Committee provided the Board of Directors with frequent updates on their progress, and the independent, non-interested members of the Board of Directors periodically met with Mr. Fischel to express their opinions on the award and to gain an understanding of his commitment and goals for the Company.

During this extended process, the Compensation Committee reviewed several draft agreements and incorporated feedback from Mr. Fischel and the Board of Directors as well as best practices recommended by counsel and Compensia. After the process was completed, the Compensation Committee presented terms for a performance award to Mr. Fischel. Mr. Fischel agreed the PSU Agreement, substantially as presented, would motivate and incentivize him in leading Stereotaxis through 2030.

The Compensation Committee presented the final PSU Agreement to the Board of Directors with a recommendation that the PSU Agreement be approved. The independent, non-interested members of the Board of Directors reviewed the agreement, considered the recommendation, and evaluated the report provided by Compensia, the Company’s independent compensation consultant. The Board of Directors concluded that the PSU Agreement would motivate and incentivize Mr. Fischel in his continued leadership of Stereotaxis on a long-term basis while aligning his interests with those of the Company’s other shareholders and providing significant shareholder value. The Board, with Mr. Fischel and Dr. Nathan Fischel abstaining, approved the PSU Agreement. Shareholder approval is required for up to 13,000,000 shares to be issued under the plan.

Summary of the PSU Agreement

Below is an overview of the material terms of the PSU Agreement. See Appendix B for the full PSU Agreement.

The PSU Agreement consists of ten equal vesting tranches, with a vesting schedule based entirely on the attainment of market capitalization milestones and subject to minimum service requirements. Each vesting tranche represents a portion of the stock units covering that number of shares specified next to the applicable tranche number in the table set forth in the PSU Agreement, each such tranche vesting upon both (a) satisfaction of a market capitalization milestone and (b) Mr. Fischel continuing serving as the Company’s Chief Company Executive from the grant date through December 31, 2030, all subject to the exceptions therein. “Chief Company Executive” means, for Mr. Fischel, the performance of significant services as (a) the Chief Executive Officer of the Company, (b) the Executive Chairman of the Company, or (c) such other mutually agreed upon significant role with the Company.

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Market Capitalization Milestones; Calculation; Adjustments. The first market capitalization milestone is $1 billion, and each of the remaining nine market capitalization milestones are in additional $500 million increments, up to $5.5 billion. The following table provides details regarding how shares underlying the PSU Agreement would vest over the 10 tranches and the milestone requirements that would need to be met in order for each tranche to vest.

Tranche #	No. of Shares Subject to PSU	Market Capitalization Milestones(1)
1	1,000,000	$1,000,000,000
2	1,500,000	$1,500,000,000
3	1,500,000	$2,000,000,000
4	2,000,000	$2,500,000,000
5	1,000,000	$3,000,000,000
6	1,000,000	$3,500,000,000
7	1,000,000	$4,000,000,000
8	2,000,000	$4,500,000,000
9	1,000,000	$5,000,000,000
10	1,000,000	$5,500,000,000
Total:	13,000,000

(1)	The market capitalization milestones are subject to adjustment pursuant to the terms of the PSU Agreement relating to certain corporate transactions. Milestones are cumulative and inclusive of prior tranches, such that if a determination that tranche #2 has been achieved prior to (or simultaneously with) the determination of tranche #1, then tranche #1 and #2 will both be deemed satisfied, provided that each tranche may only be achieved once.

The market capitalization on any given determination date under the CEO Performance Grant ant equals (a) the sum of the daily market capitalization of the Company for each trading day during the 90-calendar day period immediately prior to and including the determination date, divided by (b) the number of trading days during such period. The Company’s daily market capitalization for a particular trading day is equal to the total number of outstanding shares (calculated in accordance with the CEO Performance Grant) as of the close of such trading day multiplied by the volume-weighted average trading price per share on such trading day, as reported by Bloomberg L.P.

Following the closing of any acquisition by the Company of another entity with a purchase price greater than $100 million, any and all market capitalization milestones that are unachieved as of immediately before the closing of such acquisition will be increased by the dollar amount equal to the purchase price of such acquisition. Following the completion of any spin-off with a spin-off value (in each case as defined in the PSU Agreement) greater than $100 million, any and all market capitalization milestones that are unachieved as of immediately before the completion of such spin-off will be decreased by the dollar amount equal to the spin-off value of such spin-off. In addition to the foregoing, the number of shares subject to the CEO Performance Grant shall be adjust in the event of any changes in the Company’s outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event.

As of the date of this filing, no milestones for the 2021 CEO Grant have been achieved and no shares subject to the 2021 CEO Grant have vested.

Service Component; One-Year Tail; Timing of Payout. The PSU Agreement provides that the service component will be waived and any shares for which the market capitalization milestones have been achieved will be fully vested if Mr. Fischel ceases to be the Chief Company Executive prior to December 31, 2030 (1) at any time by reason of death, disability, or termination by the Company with or without cause, or (2) after having served as Chief Company Executive for a minimum of five years after the date of the CEO Performance Grant, if Mr. Fischel voluntarily terminates his position as Chief Company Executive. In addition, if Mr. Fischel ceases to be the Chief Company Executive prior to December 31, 2030 by reason of death, disability or termination by the Company without cause, the PSUs shall remain outstanding and will vest if the Company achieves any further market capitalization milestones during the one-year period following such termination, but not later than December 31, 2030. Payment of Mr. Fischel’s vested PSUs will be made on the earliest to occur of the following events (each a “Payment Event”): (a) the date that is one year after his “separation from service” (for Section 409A purposes); (b) the date of a change in control; or (c) December 31, 2030. Any PSUs that are not vested at the time of a Payment Event will be forfeited automatically and never shall become vested or payable.

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Change of Control of the Company. In the event of a change in control of the Company, the market capitalization formula described above will be disregarded and the market capitalization will equal the total amount of consideration paid to all equity holders of the Company, with the number of shares to be issued pursuant to the CEO Performance Grant giving effect to such valuation. For all valuations above $1 billion in connection with a change in control, partial credit for the next following tranche shall be allocated pro rata based on the market capitalization in such change in control. Any vested shares upon such a change in control will vest and be paid at the time of the consummation of the change in control, and the service component will otherwise be disregarded.

Potential Value that Could be Realized under the PSU Agreement

It is not possible to reliably estimate the value that could be realized under the PSU Agreement because that value depends on the amount of dilution that Stereotaxis experiences over the course of the 10-year term of the award. The more dilution, the less value that Mr. Fischel will realize. While the Company cannot predict how much dilution there will be, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (i) regular compensation awards to Stereotaxis employees, (ii) capital-raising activities, (iii) mergers or acquisitions, or (iv) continued dividend accruals on the Company’s Series A preferred stock and timing of Series A preferred stock conversions. Therefore, it is not possible to accurately state the actual value that Mr. Fischel may realize from the PSU Agreement even if he achieves all milestones.

To help convey the potential value of the award, the below table describes the maximum theoretical value, both in dollar value and as a percentage of total value created, that could be realized by Mr. Fischel and other shareholders over various vesting scenarios. This table only takes into account estimated dilution as a result of potential exercises or conversions from the existing grants to employees and non-employee directors, outstanding warrants and preferred stock and accumulated dividends as of the proxy date of record. This table does not take into account any other future dilutive events over the next ten years even though such events will likely occur. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events would significantly decrease the maximum value that Mr. Fischel may realize from the award over the various vesting scenarios, both in dollar value and as a percentage of total value created.

	Proposed Grant
Total Tranches Earned	Market Capitalization ($ billions)	CEO Realized Value ($ millions) (1)	Shareholder Realized Value ($ millions) (2)	% of Shareholder Value Realized by CEO with Award	% of Shareholder Value Realized by Other Shareholders

0 Tranches	<$1B	-	<$311	-	100%

2 Tranches	$1.5	$30	$811	4%	96%

4 Tranches	$2.5	$119	$1,811	7%	93%

8 Tranches	$4.5	$394	$3,811	10%	90%

10 Tranches	$5.5	$569	$4,811	12%	88%

(1)	The value realized by Mr. Fischel is equal to the number of shares earned, depending on the number of tranches achieved, multiplied by the increase in the implied market price of the Company’s common stock over the market price on the grant date.

(2)	The value realized by shareholders is equal to the estimated number of dilutive shares outstanding, depending on the number of tranches achieved, multiplied by the increase in the implied market price of the Company’s common stock over the market price on the date the PSU agreement was established. This includes the implied value to Mr. Fischel for the 20,000 shares of common stock and 235,000 unvested restricted stock unit awards that Mr. Fischel already beneficially owns as of the record date for his service as a non-employee director.

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Potential Ownership of Securities As a Result of the PSU Agreement

As of March 22, 2021, Mr. Fischel beneficially owned 20,000 shares of Stereotaxis’ common stock and had 235,000 unvested restricted stock unit awards. Based on 74,080,479 shares of Stereotaxis common stock outstanding as of that date, Mr. Fischel beneficially owned less than one percent of the outstanding shares of Stereotaxis common stock.

For illustration purposes only, if (i) all 13,000,000 shares of common stock subject to the PSU Agreement were to become fully vested, outstanding and held by Mr. Fischel; (ii) all other shares of common stock and stock units held by Mr. Fischel were fully vested and were outstanding; (iii) estimated dilution as a result of potential exercises or conversions from existing grants to employees and non-employee directors and the outstanding convertible warrants and preferred stock were to be considered; and (iv) there were no other dilutive events of any kind, Mr. Fischel would beneficially own approximately 10% of the outstanding shares of Stereotaxis common stock after the dilutive events described above.

However, other than as described above, this calculation does not account for any future dilutive events over the next ten years, such as the issuance of additional equity as compensation to employees, as consideration for mergers and acquisitions, or for capital-raising activities, which would have the effect of diluting Mr. Fischel’s ownership of Stereotaxis common stock, nor does it account for any sales of Stereotaxis stock that Mr. Fischel will likely have to make in order to pay required taxes upon the vesting of restricted stock units. Therefore, it is impossible to provide the exact or true percentage of Mr. Fischel’s future total ownership of Stereotaxis common stock upon the vesting of one or more tranches of the PSU Agreement. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we believe that Mr. Fischel’s future potential ownership of Stereotaxis common stock will be significantly less than 10% if 100% of the PSU Agreement were to vest.

Accounting and Tax Considerations

Accounting Consequences. We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the PSU Agreement is expected to result in the recognition of additional stock-based compensation expense over the term of the award.

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Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the PSU Agreement under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Fischel remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Fischel will depend upon his future individual circumstances.

Tax Effect for Mr. Fischel. Mr. Fischel did not have taxable income from the grant of the PSU Agreement nor will he have taxable income from shareholder approval of the potential issuance of the additional shares for the Award, if such approval occurs. If, and when, Mr. Fischel vests in any portion of the PSU Agreement, he will recognize ordinary income calculated as of the market value of the stock units on the date of vesting. Any taxable income recognized in connection with the vesting of the PSU Agreement by Mr. Fischel will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for Stereotaxis. We may be entitled to a material tax deduction in connection with the PSU Agreement. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the stock units vest and the participant recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended in March 2021, we expect that Mr. Fischel will be a covered employee for purposes of Section 162(m) of the Code throughout the duration of the PSU Agreement. Therefore, in any given year in which Mr. Fischel vests all or part of the PSU Agreement, we will be able to take a tax deduction of $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Fischel from the PSU Agreement combined with any other type of compensation for the year.

Registration with the Securities and Exchange Commission

If the shares authorized under the PSU Agreement are approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a registration statement on Form S-8 with the Securities and Exchange Commission to register the maximum number additional number of shares of common stock that may be issuable pursuant to the award.

Supporting Statement of the Board

We are asking shareholders to vote their shares “FOR” the approval of up to 13,000,000 additional shares to be issued for the proposed CEO Performance Award.

The independent, non-interested members of the Board, led by the members of the Compensation Committee, spent several months designing a compensation award that they believe will incentivize Mr. Fischel while maximizing value for Stereotaxis shareholders. As part of this process, the Compensation Committee and the Board sought to balance a variety of important objectives, including:

●	Aligning Mr. Fischel’s interests with those of Stereotaxis shareholders by motivating him to achieve significant growth in Stereotaxis market capitalization through achievement of ambitious innovation and commercialization efforts. This, in turn, would generate substantial shareholder value;

●	Retaining Mr. Fischel’s leadership and direction of Stereotaxis for the next ten years, and;

●	Linking the majority of Mr. Fischel’s compensation to Stereotaxis performance so that he benefits only if, and after, the Stereotaxis shareholders benefit.

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During this process, the Board and the Compensation Committee reviewed similar performance-based awards issued to other CEOs, including those issued at Tesla and Sorrento. They consulted with various advisors including Compensia, an independent compensation analyst, and Bryan Cave Leighton Paisner LLP, its external counsel. Additionally, the Board also sought and obtained feedback from Mr. Fischel himself as well as a broad set of institutional shareholders. The Board and Compensation Committee reviewed and incorporated feedback from all of these sources into its decision-making process.

In consideration of significant achievements for Stereotaxis under Mr. Fischel’s leadership, the Board of Directors believes the Company is now positioned for a period of significant growth. The Board believes that it is imperative to retain Mr. Fischel, to incentivize him to continue his efforts to guide Stereotaxis during this critical point in the Company’s trajectory, and to ensure that Mr. Fischel remains motivated to achieve his ambitious goal of making Stereotaxis a world leader in robotic medicine.

Vote Required

Proposal No. 4, the proposal to approve the issuance of up to 13,000,000 shares for the CEO Performance Award, requires the following votes of our shareholders, assuming the existence of a quorum:

(1) the affirmative vote of a majority of the total votes of shares of common stock cast in person or by proxy at the Annual Meeting, pursuant to Section 711 of the NYSE American Company Guide (the “NYSE American Standard”), and

(2) the affirmative vote of a majority of shares present in person or represented by proxy duly authorized at the Annual Meeting and entitled to vote on this proposal (the “Bylaws Standard”).

Mr. Fischel and Dr. Fischel have informed the disinterested members of the Board and the Company that they will not vote their personal shares directly owned by either of them on Proposal No. 4.

If you are the shareholder of record and you fail to vote, it will have no effect on the issuance of up to 13,000,000 shares for the CEO Performance Award, assuming a quorum is present, under the NYSE American Standard or the Bylaws Standard. If you vote to abstain, it will have the same effect as a vote against the issuance of up to 13,000,000 shares for the CEO Performance Award under the Bylaws Standard but will have no effect on the CEO Performance Award under the NYSE American Standard.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, it will have no effect on the issuance of up to 13,000,000 shares for the CEO Performance Award under the NYSE American Standard or the Bylaws Standard, assuming a quorum is present. If you instruct the organization to vote your shares to abstain from voting, it will have the same effect as a vote against the issuance of up to 13,000,000 shares for the CEO Performance Award under the Bylaws Standard but will have no effect on the NYSE American Standard.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 13,000,000 SHARES FOR THE CEO PERFORMANCE AWARD FOR DAVID L. FISCHEL.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below shows the fees charged by Ernst & Young LLP, our independent registered public accountants, for professional services for fiscal year 2019 and an estimate of the fees we expect to be billed by Ernst & Young LLP for professional services for fiscal year 2020:

	Amount Billed for Fiscal Year
Description of Professional Service	2019	2020
Audit Fees – professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and reports on internal control over financial reporting (2019), the review procedures on the financial statements included in our Forms 10-Q, as well as services that are normally provided by the accountant in connection with Securities and Exchange Commission filings for those fiscal years.	500,000	285,000
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	-	-
Tax Fees– professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	500,000	285,000

Pre-Approval Policy

As described in the Audit Committee charter, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services provided by Ernst & Young LLP during fiscal year 2020 were pre-approved in accordance with the Audit Committee’s policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Conduct prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors or the Audit Committee, in either case, with any directors involved in the relevant transaction recusing themselves from the decision, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our Audit Committee charter, which is published on our website at www.stereotaxis.com, Investors, Governance. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from our directors and executive officers, we believe that all such persons timely filed such reports during the last fiscal year, except for the following reports: (i) one report for Ms. Peery to report the grant of 40,000 stock options on March 9, 2020 was filed on March 27, 2020.

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GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2022 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 10, 2021, which is 120 calendar days prior to the anniversary of April 9, 2021, the release date of this proxy statement relating to the 2021 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, i.e., not earlier than January 21, 2021, and not later than February 19, 2021, for the 2021 Annual Meeting. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

●	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;
●	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);
●	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;
●	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);
●	Any material interest of the proposing shareholder(s) in such business; and
●	A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

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HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding”. The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability of Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which will not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Corporate Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 9, 2021

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APPENDIX A

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

As amended and restated effective February 22, 2017

1. Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, consultants, and other individuals providing services to the Company and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company by providing recipients with a proprietary interest in the growth and performance of the Company.

2. Definitions. Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.	“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

D.	“Board” means the Board of Directors of the Company.

E.	“Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F.	“Change of Control” means the occurrence of one or more of the following:

(1)	The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors

(2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

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(3) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any Award that (i) provides “non-qualified deferred compensation” within the meaning of Code Section 409A and (ii) settles upon a Change of Control, unless such foregoing event constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company in each case, as defined under Code Section 409A.

G.	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

H.	“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

I.	“Company” means Stereotaxis, Inc., a Delaware corporation, and any successor thereto.

J.	“Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board or the Committee in which the Company has an interest. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) has the meaning ascribed to it under Rule 405 of the Securities Act of 1933, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

K.	“Fair Market Value” means the closing sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, on the date such Fair Market Value is measured of one share of Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the shares of Stock are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading or, if the shares of Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If shares of Stock are not publicly held or so listed or publicly traded, the Fair Market Value per share of Stock shall be 100% of the fair market value of a share of Stock on the date such Fair Market Value is measured, as determined in good faith by the Committee.

L.	“Incentive Stock Option” means a stock option which is intended to be an incentive stock option within the meaning of Code Section 422.

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M.	“Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.	“Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.\

O.	“Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award.

P.	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Q.	“Participant” means any director or any employee of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as any individual providing services to the Company who is selected to receive an Award; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

R.	“Plan” means the Stereotaxis, Inc. 2012 Stock Incentive Plan.

S.	“Stock” means the common stock, par value of $0.001 per share, of the Company.

T.	“Stock Appreciation Right” means a stock appreciation right described in Section 6.

U.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3. Stock Subject to the Plan.

As of the date of adoption of this Plan by the Board or the Committee, as applicable, the number of shares of Stock available for Awards under the Plan shall be eight million two hundred ninety thousand (8,290,000). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 1,000,000. The Company may, in its discretion, use shares of Stock held in the treasury in lieu of authorized but unissued shares of Stock. If any Award shall expire or terminate or be cancelled or forfeited for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are tendered by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation or used to satisfy a purchase price related to an Option, such withheld shares shall not be available for the purposes of the Plan. Shares of Stock subject to the grant of a Stock Appreciation Right shall not become available again for issuance under this Plan upon exercise or settlement of such Stock Appreciation Right for a lesser number of shares. Awards that by their terms may only be settled in cash shall not reduce the number of shares available for purposes of the Plan, and if cash is issued in lieu of Stock pursuant to an Award, such shares will not become available again for issuance under this Plan.

All the shares of Stock available under the Plan may be used for the grant of Incentive Stock Options.

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4. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

Notwithstanding the foregoing, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s shareholders in accordance with applicable law or regulation to either reduce the exercise price of any outstanding Option or Stock Appreciation Right, or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, another Award, or another Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

The Committee shall have the power and authority to determine which individuals, including individuals outside the United States, shall be eligible to receive Awards under the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement, separation from service or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to Participants employed by particular Employers or at particular locations.

5. Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A. Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee, provided that in no event shall a Non-Qualified Stock Option be granted in exchange for services performed by an individual unless the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A with respect to such individual. No individual may be granted Options to purchase more than 1,000,000 shares of Stock during any single fiscal year of the Company.

B. Option Prices. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option, as determined under Section 16; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as determined in accordance with Code Section 422), the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

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C. Exercise – Elections and Restrictions. The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) through a net or cashless (including broker-assisted cashless exercise, to the extent permissible) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), or (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted.

D. Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. In no event shall Option holders be entitled to dividends or dividend equivalents with respect to such Options.

E. Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F. Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

6. Stock Appreciation Rights.

A. Grant Terms. The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. The maximum number of shares of Stock subject to Awards for Stock Appreciation Rights for grants intended to qualify as Performance-Based Awards during a calendar year shall be 1,000,000. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement.

B. Exercise Terms. The exercise price per share of Stock of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock at the time of granting, as determined under Section 16, the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

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C. Limitations. The Committee may include in the Award Agreement such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. In no event shall Stock Appreciation Right holders be entitled to dividends or dividend equivalents with respect to such Stock Appreciation Rights.

6. Other Stock-Based Awards and Cash-Based Awards

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock, restricted Stock units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, but not limited to, the right to receive fully-vested shares or the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement; provided that, the maximum Cash-Based Award that may be granted to a Participant in a calendar year is $1,000,000 to the extent it is also a Performance-Based Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to unvested Other Stock-Based Awards, including Other Stock-Based Awards that are intended to be Performance-Based Awards.

8. Performance-Based Awards.

The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 8, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be determined by the Committee, in its sole and absolute discretion, from among the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; working capital; expense management; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating income (loss) (including earnings (loss) before income taxes, depreciation and amortization); net income (loss); profit returns; margins; stock price; working capital; business trends; production cost; product cost; return on assets; project milestones; and plant and equipment performance. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. Each performance measure that constitutes a criteria measured by reference to the Company’s financial statements shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the date the performance measures are established in writing, adjusted, to the extent permitted under Code Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. The Committee shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors; provided, however, that Awards which are designed to qualify as Performance-Based Awards may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

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9. Vesting Limitations.

Except as otherwise provided in this Plan, each Stock Option and Stock Appreciation Right shall have a minimum vesting period of three years from the date of grant of such award, provided that such vesting may occur incrementally over such three-year period. Except as otherwise provided in this Plan, the vesting schedule of any such Award may not accelerate except in the case of death, disability, retirement, a Change of Control, involuntary termination of employment without cause or voluntary termination for good reason. Except as otherwise provided in this Plan, whether an Award will be subject to accelerated vesting upon the occurrence of one or more of these events shall be specified in Award Agreement relating to such Award or another agreement with the Participant, such as an employment agreement.

10. Withholding. Upon exercise of an Option, the Company shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company. Prior to the payment, settlement, or vesting of any Award other than an Option, the Participant shall pay to the Company, or make arrangements acceptable to the Company for the payment of, amounts sufficient for the Company to satisfy its required statutory withholding obligations. The Company shall have the right to satisfy its required statutory withholding obligations by withholding an amount of cash otherwise due to a Participant (or shares of Stock for Awards settled in shares of Stock) upon the settlement of any Award.

11. Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12. Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

13. Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums, will be increased to reflect such substitution or assumption.

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In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1) Termination of an Award upon the consummation of the Change of Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A and only to the extent the terminated Award has, in the discretion of the Committee, a positive value as of the termination date); and/or

(2) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A) which are outstanding upon the consummation of the Change of Control.

Prior to the consummation of a Change of Control, the Committee may also provide for accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee.

14. Amendment and Termination.

The Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

15. Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

16. Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board or the Committee).

17. Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board or the Committee and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

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18. No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

19. Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law. Unless otherwise provided in an Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.

20. Severability. If any provision of the Plan is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

* * *

The foregoing amended and restated Plan was approved and adopted by the Committee on February 22, 2017, and approved by the Stockholders on May 23, 2017.

Secretary

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Appendix B

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Stereotaxis, Inc. (the “Company”) has granted David Leo Fischel (the “Participant”) an award for a target number of 13,000,000 Performance Share Units (the “Target Award”) as of 02/23/2021 (the “Grant Date”). Each Performance Share Unit (“PSU”) represents the right to receive one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Performance Share Unit Award Agreement (this “Agreement”), as follows. Any capitalized term that is not defined in the body of this Agreement has the meaning assigned to such term in the “Terms and Conditions of Performance Share Unit Grant” attached hereto as Exhibit A (the “Terms and Conditions”), which Terms and Conditions are incorporated herein as if fully set forth herein.

I. Vesting Requirements

These PSUs are performance share units, subject to all terms and conditions of this Agreement, including Exhibit A hereto. Each PSU (i) represents the right to receive one share of Common Stock of the Company (each a “Share”, and collectively, the “Shares”) and (ii) shall vest, and such Shares represented by such PSUs shall be issued, upon the satisfaction of both the Market Capitalization Milestones and the Service Vesting Condition as described in more detail below.

As detailed in Table 1 below, the PSUs are divided into ten (10) vesting tranches (each a “Tranche”), with each Tranche representing a portion of the PSUs covering that number of Shares specified next to the applicable Tranche number in Table 1 below. Each Tranche shall vest upon both (a) satisfaction of the Market Capitalization Milestone set forth next to the applicable Tranche in Table 1 below (each, a “Market Capitalization Milestone”) and (b) except as otherwise provided herein, the Participant serving as the Chief Company Executive (“Participant Service”) from the Grant Date through December 31, 2030 (the “Service Vesting Condition”), it being acknowledged and agreed that Participant shall not be deemed to have ceased to provide service in the event of sick leave or any other leave of absence approved by the Board to the extent consistent with Code Section 409A. The Administrator shall determine, approve and certify when each of the Market Capitalization Milestones for the applicable Tranche have been satisfied (each, a “Certification”). Separate Certifications shall occur on separate dates with respect to the achievement of each Market Capitalization Milestone that is required for the vesting of any particular Tranche. Once a Market Capitalization Milestone has been achieved, it is forever deemed achieved for determining the vesting of a Tranche (including any later satisfaction of a Service Vesting Condition). “Chief Company Executive” shall mean the performance of significant services as (a) the Chief Executive Officer of the Company, (b) the Executive Chairman of the Company, or (c) such other mutually agreed upon significant role with the Company.

The Administrator shall, periodically and at such other times upon request of the Participant, assess whether the vesting requirements have been satisfied. The maximum term of the PSUs shall end on December 31, 2030 (the “Expiration Date”), so that absent earlier termination as provided herein, the PSUs shall expire automatically on the Expiration Date without regard to whether any or all of the PSUs vested.

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Table 1. Vesting Requirements for Performance-Based PSUs.

Tranche #	No. of Shares Subject to PSU	Market Capitalization Milestones(1)
1	1,000,000	$1,000,000,000
2	1,500,000	$1,500,000,000
3	1,500,000	$2,000,000,000
4	2,000,000	$2,500,000,000
5	1,000,000	$3,000,000,000
6	1,000,000	$3,500,000,000
7	1,000,000	$4,000,000,000
8	2,000,000	$4,500,000,000
9	1,000,000	$5,000,000,000
10	1,000,000	$5,500,000,000
Total:	13,000,000

(1)	The Market Capitalization Milestones are subject to adjustment pursuant to the terms of this Agreement relating to certain corporate transactions. See Section V. Such Market Capitalization Milestones are cumulative and inclusive of prior Tranches, such that if a determination that Tranche #2 has been achieved prior to (or simultaneously with) the determination of Tranche #1, then Tranche #1 and #2 shall both be deemed satisfied, provided that each Tranche may only be achieved once.

II. Determination of Market Capitalization

For purposes of these PSUs, “Market Capitalization” on a particular day (the “Determination Date”) shall be determined in accordance with the following:

1. A trading day refers to a day on which the primary stock exchange or national market system on which the Common Stock trades (e.g., the NYSE American) is open for trading.

2. The Company’s daily market capitalization for a particular trading day is equal to the product of (a) the total number of Outstanding Shares as of the close of such trading day, as reported by the Company’s transfer agent, and (b) the volume-weighted average trading price per Share on such trading day, as reported by Bloomberg L.P. (or such other reliable source selected by the Administrator if Bloomberg L.P. is not reporting a volume-weighted average trading price for that day) (such product, the “Daily Market Capitalization”).

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3. The term “Outstanding Shares” as of any Determination Date means (a) all issued and outstanding shares of Common Stock as of such date and (b)all shares of Common Stock issuable upon conversion, exercise or exchange of any warrants, options, shares of preferred stock, other rights to acquire from the Company or other obligation of the Company to issue shares of Common Stock, in each case outstanding or existing as of such date, including without limitation shares of Common Stock issuable (i) upon conversion of the Company’s outstanding Series A Convertible Preferred Stock, par value $0.001 per share, (ii) upon conversion of the Company’s outstanding Series B Convertible Preferred Stock, par value $0.001 per share, and (iii) pursuant to options or restricted stock units issued under the Company’s employee equity incentive plan(s) or in connection with any hiring, retention, compensation, incentivization, retirement, termination or severance arrangements for employees, officers, directors and consultants of the Company and its Affiliates, whether or not the obligation exists as of the date of this Agreement.

4. The “Market Capitalization” on any given Determination Date is equal to (a) the sum of the Daily Market Capitalization of the Company for each trading day during the 90 calendar day period immediately prior to and including the Determination Date, divided by (b) the number of trading days during such period, provided, however, that, notwithstanding the foregoing, in the case of a Change in Control, the term Market Capitalization shall have the meaning described in Section IV below.

5. In order for the Market Capitalization Milestone set forth in Table 1 for any particular Tranche above to be met, the Market Capitalization must equal or exceed the value of such applicable Market Capitalization Milestone on any Determination Date.

III. Stockholder Vote; Share Delivery Failure

Stockholder Vote. The Company shall seek stockholder approval of the issuance of Shares pursuant to this Agreement at a minimum at least as frequently as every Annual Meeting of Stockholders until such approval is obtained for all Shares in the Target Award. The Company shall not be obligated to issue Shares underlying such PSUs until the Company’s stockholders have voted to approve the issuance of such Shares, all in accordance with the applicable rules of the NYSE American (or other primary stock exchange or national market system on which the Common Stock trades), notwithstanding any vesting of all or a portion of the PSUs prior to such stockholder approval; provided, however, that if the Company seeks, and the Company’s stockholders approve, the issuance of a portion of the Shares underlying the PSUs hereunder, then such portion that have received such stockholder approval may be issued by the Company at the time and in the manner otherwise set forth herein, subject to all other terms and conditions of this Agreement.

Share Delivery Failure. In the event the Company fails to issue and deliver such Shares when otherwise due hereunder following (i) satisfaction of the applicable vesting conditions therefor and (ii) stockholder approval of the issuance of all or a portion of the Shares underlying the PSUs under the applicable rules of the NYSE American (or other primary stock exchange or national market system on which the Common Stock trades) (a “Share Delivery Failure”), the Company shall deliver to the Participant, at the time that payment in Shares otherwise would be required hereunder, an amount in cash equal to (i) the Fair Market Value of one share of Common Stock, where such Fair Market Value is determined on the date of the applicable Payment Event, multiplied by (ii) that number of Shares specified next to the applicable Tranche number in Table 1 for each such Market Capitalization Milestone so achieved, less applicable withholding.

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IV. Vesting Determination upon Change in Control of the Company

Notwithstanding Sections I and II above, in the event of a Change in Control, for purposes of determining whether any Tranches vest in connection with any such Change in Control, the Service Vesting Condition shall be disregarded and only the Market Capitalization Milestone(s) (as defined in the paragraph below) shall be required to be met for the vesting of Tranches.

In the event of a Change in Control, the Market Capitalization calculation shall be disregarded and the Market Capitalization shall equal the total amount of consideration paid to all equity holders of the Company, with the amount of shares to be issued pursuant to this Agreement giving effect to such valuation, and, for all valuations above $1 billion (Tranche 1), then partial credit for the next following Tranche shall be allocated pro rata based on the Market Capitalization in such Change in Control. By way of example, if the total equity value to all shareholders of the Company in a Change in Control transaction is $2.30 billion, then immediately prior to the consummation of such Change in Control transaction, Participant shall be entitled to receive a number of Shares equal to (a)(i) 4,000,000 (Tranches 1-3) plus (ii) 600,000 (representing 60% of Tranche 4 because $300 million is 60% of the incremental achievement of Tranche 4 above Tranche 3) less (b) the number of Shares paid on the achievement of any Tranches prior to such Change in Control, if any.

To the extent that any Tranche has not vested as of immediately before the effective time of the Change in Control and otherwise does not vest as a result of the Change in Control as described in this Section IV, such unvested Tranche will be forfeited automatically as of the effective time of the Change in Control and never shall become vested.

V. Milestone Adjustments in the Event of Certain Corporate Transactions

A. Milestone Adjustments for Acquisitions

1.	Upon and effective as of the closing of an Acquisition by the Company of another entity, with a Purchase Price greater than the Transaction Value Threshold, any and all Market Capitalization Milestones that are unachieved as of immediately before the closing of such Acquisition will be increased by the dollar amount equal to the Purchase Price of such Acquisition.

B. Milestone Adjustments for Spin-Offs

1.	Upon and effective as of the completion of a Spin-Off with a Spin-Off Value greater than the Transaction Value Threshold, any and all Market Capitalization Milestones that are unachieved as of immediately before the completion of such Spin-Off will be decreased by the dollar amount equal to the Spin-Off Value of such Spin-Off.

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VI. Termination Period

A. Vesting at Termination. If the Participant ceases to be the Chief Company Executive prior to the Expiration Date by (i) death, (ii) Disability, (iii) termination by the Company for Cause or without Cause, or (iv) Participant voluntarily terminating his position as Chief Company Executive (subject, in the case of (iv), to Participant having served a minimum of five years after the date of this Agreement as Chief Company Executive) (a “Qualifying Participant Voluntary Termination”), the Administrator shall promptly assess whether any Market Capitalization Milestones vesting requirements have been satisfied as of any Determination Date on or prior to the date the Participant ceases to be the Chief Company Executive, and provide Certification of the same, effective as of the date the Participant ceases to be the Chief Company Executive. At the time of any such Certification, the remaining Service Vesting Condition for the PSUs represented by the achievement of such tranche shall be waived and such portion of the PSUs shall become fully vested. Except to the extent provided in Section VI.B below, any PSUs not so vested at the time that Participant ceases to be the Chief Company Executive shall be forfeited automatically and never shall become vested (including, for the avoidance of doubt, any PSUs outstanding at the time of Participant voluntarily terminating his position as Chief Company Executive in such manner other than a Qualifying Participant Voluntary Termination)

B. One-Year Tail. In addition to the Vesting at Termination provided for in Section VI.A above, if Participant ceases to be the Chief Company Executive prior to the Expiration Date as a result of the Participant’s death, Disability or termination by the Company of such role without Cause (but not in the case of any other termination, including, not in the case of any termination for Cause or any Qualifying Participant Voluntary Termination), any further portion of these PSUs that has not vested by the date of Participant’s cessation as the Chief Company Executive will remain outstanding for one year following such event (or the Expiration Date, if earlier). The Administrator shall promptly assess whether one or more additional Market Capitalization Milestone vesting requirements have been satisfied as of a Determination Date on or prior to such one-year anniversary date after the Participant ceased to be the Chief Company Executive by reason of death, Disability or termination without Cause (but in no event later than the Expiration Date) solely for purposes of such final Certification. At the time of any such Certification, the remaining Service Vesting Condition for the PSUs represented by the achievement of any such Tranche shall be waived and such portion of the PSUs shall become fully vested. Any such remaining portion of the PSUs that fails to vest upon such final Certification will be forfeited automatically and never shall become vested.

C. Terms and Conditions. Notwithstanding the forgoing, these PSUs may expire other than as provided in this Section VI as provided in Section 2 of the Terms and Conditions.

VII. Time of Payment

Payment of the Participant’s vested PSUs shall be made on the earliest to occur of the following events (each a “Payment Event”): (a) the date that is one year after the Participant’s Separation from Service; (b) the date of a Change in Control; or (c) the Expiration Date. Any PSUs that are not vested at the time of a Payment Event shall be forfeited automatically and never shall become vested or payable.

VIII. DAFNA Capital Management.

The Company acknowledges that Participant is and has been prior to the date of this Agreement, a principal at DAFNA Capital Management. The Participant may continue to serve as an officer or director of DAFNA Capital Management on substantially the same terms as he has since his appointment as acting CEO in February 2017, or otherwise as the Company and the Participant may mutually agree upon, and such service shall not be deemed to materially interfere with the Participant’s performance of his duties as Chief Company Executive.

IX. Acceptance of PSUs

By Participant’s acceptance of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, Participant agrees that these PSUs are granted under and governed by the terms and conditions of this Agreement, including the Terms and Conditions, attached hereto as Exhibit A, all of which are made a part of this document. Participant confirms that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

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In witness whereof, Stereotaxis, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

STEREOTAXIS, INC.

/s/ David W. Benfer
Name:	David W. Benfer
Title:	Lead Independent Director of the Board of Directors

Agreed and accepted:

Participant:

/s/ David L. Fischel
David Fischel

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EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE SHARE UNIT GRANT

1. Definitions. As used herein, the following definitions shall apply to the following capitalized terms:

1.1. “Acquisition” means any merger of a corporation or other entity with or into the Company by the Company of a corporation or other entity, or purchase by the Company of all or substantially all assets of a corporation or other entity.

1.2. “Administrator” means the Board or any committee of Directors or other individuals (excluding Participant) satisfying Applicable Laws appointed by the Board; provided that while Participant is a Director, Participant shall recuse himself from any Board approvals relating to the administration of the Agreement or these PSUs.

1.3. “Agreement” means this Performance Share Unit Agreement between the Company and Participant evidencing the terms and conditions of these PSUs, including this Exhibit A.

1.4. “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of shares of common stock, including but not limited to U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the laws of any non-U.S. country or jurisdiction applicable to the PSUs.

1.5. “Board” means the Board of Directors of the Company.

1.6 “Cause” means:

(a) the institution of criminal charges against Participant, or the admission by Participant of, or any action or omission by Participant that constitutes embezzlement, theft or other intentional misappropriation of any property of Company;

(b) any willful act involving moral turpitude which brings disrepute or disparagement to the Company or substantially impairs its good will and reputation, or results in a conviction for or plea of guilty or nolo contendre to a felony involving moral turpitude, fraud or misrepresentation;

(c) material neglect of duties (other than due to Disability) which, if curable, is not cured by Participant, provided however, Participant shall receive a reasonable opportunity to cure within at least fifteen (15) days after written notice of such neglect of duties if such material neglect of duties is curable within such period; or

(d) material breach of fiduciary obligations to Company after written notice of such breach.

1.7. “Change in Control” means the occurrence of any of the following events:

(a) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than ninety percent (90%) of the total voting power of the stock of the Company. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

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(b) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than ninety percent (90%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (b), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, ninety percent (90%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least ninety percent (90%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (b)(ii)(C). For purposes of this subsection (b), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 1.7, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, to the extent required to avoid adverse tax consequences under Section 409A of the Code, a Change in Control shall not occur unless it meets the foregoing requirements and such transaction also constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

1.8. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.9. “Common Stock” means the common stock of the Company, par value $0.001 per share.

1.10. “Company” means Stereotaxis, Inc., a Delaware corporation, or any successor thereto.

1.11. “Director” means a member of the Board.

1.12. “Disability” means total and permanent disability as defined in Section 22(e) (3) of the Code.

1.13. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

1.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or if the day of determination is not a day on which the exchange or system is not open for trading, then the last day prior thereto on which the exchange or system was open for trading), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if the day of determination is not a day on which the dealer is not open for trading, then the last day prior thereto on which the dealer was open for trading), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

1.16. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

1.17. “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

1.18. “Purchase Price” means, for each Acquisition, the purchase price as determined reasonably and in good faith by the Administrator, taking into account, without limitation, the value of consideration paid or issued, future payments to be paid, assets acquired or liabilities discharged or assumed by the Company in the Acquisition.

1.19. “Share” means a share of the Common Stock, as adjusted in accordance with Section 2 of this Agreement.

1.20. “Spin-Off” means any split-up, spin-off or divestiture transaction by the Company.

1.21. “Spin-Off Value” means, for each Spin-Off, the enterprise value of the split-up, spun-off or divested portion of the Company (the “Spun-Off Entity”), as determined reasonably and in good faith by the Administrator.

1.22. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

1.23. “Target” means any corporation or other entity acquired by the Company or merged with or into the Company, or from which all or substantially all assets of such corporation or other entity are acquired by the Company, in an Acquisition.

1.24. “Tax Obligations” means any tax and/or social insurance liability obligations and requirements in connection with the PSUs, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or other payment of tax-related items related to the PSUs and legally applicable to Participant, (ii) Participant’s and, to the extent required by the Company, the Company’s fringe benefit tax liability, if any, associated with the grant or vesting of the PSUs or sale of Shares, and (iii) any other Company taxes the responsibility for which Participant has, or has agreed to bear, with respect to the PSUs (or issuance of Shares thereunder).

1.25. “Transaction Value Threshold” means a dollar amount equal to one hundred million dollars ($100,000,000).

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2. Adjustments; Dissolution of Liquidation.

2.1. Adjustments.

2.1.1. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Agreement (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Agreement, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the number and class of shares covered by the PSUs.

2.1.2. It is intended that, if possible, any adjustments contemplated by this Section 2.1 be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as not to trigger any charge to earnings with respect to such adjustment) requirements.

2.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent the PSUs or any portion thereof have not been previously vested, the PSUs will terminate immediately prior to the consummation of such proposed action.

3. Tax Matters.

3.1. Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for any Tax Obligations is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company (A) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PSUs, including, but not limited to, the grant or vesting of the PSUs, the subsequent sale of Shares issued upon such vesting and the receipt of any dividends or other distributions, and (B) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

3.2. Tax Withholdings. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by Applicable Laws, by (i) paying cash, or (ii) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences). Notwithstanding anything herein to the contrary, the Administrator, in its sole discretion, may accelerate payment of all or a portion of the Participant’s vested PSUs (i) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3010, 3121(a) and 3121(v)(2) of the Code (the “FICA Amount”), or (ii) to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount. The Administrator’s determination of whether payment may be accelerated in accordance with this Section shall be made in accordance with Code Section 409A in such manner as to not trigger adverse tax consequences thereunder.

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3.3. Code Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if the Participant is determined to be a specified employee under Code Section 409A as of the date of his Separation from Service, then any payment otherwise required hereunder on account of a Separation from Service shall be delayed (to the extent otherwise due sooner) until the first payroll date of the seventh month following the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”), to the extent required to avoid the adverse tax consequences under Section 409A of the Code. Any payments to which the Participant otherwise would have been entitled hereunder during the period between the Participant’s Separation from Service and the Specified Employee Payment date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.

3.4. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own Tax Obligations and any other tax-related liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING PROVISIONS HEREOF IS EARNED ONLY BY (AMONG OTHER THINGS) CONTINUING AS THE CHIEF COMPANY EXECUTIVE AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE PSUs OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS THE CHIEF COMPANY EXECUTIVE FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS THE CHIEF COMPANY EXECUTIVE OR AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

6. Forfeiture Events. The Administrator shall require, in all appropriate circumstances, forfeiture or repayment with respect to these PSUs, where: (a) the vesting of the PSUs, or any portion of the PSUs, was predicated upon achieving certain financial results that subsequently were the subject of a financial restatement of the Company’s financial statements previously filed with the SEC (such restated financial results, the “Restated Financial Results”); and (b) a lesser portion of the PSUs would have vested based upon the restated financial results. In each such instance, (i) Participant shall forfeit the vested portion of the PSUs that would not have vested based on the Restated Financial Results (the “Forfeited Portion”); provided that (ii) to the extent that Company has issued any Shares to Participant subject to the Forfeited Portion (the “Issued Shares”), the Issued Shares shall be forfeited to the Company; and provided further, that (iii) to the extent Participant transferred or disposed of in any manner any Issued Shares, Participant shall pay to the Company the gross amount of the proceeds resulting from the transfer or other disposition of such Purchased Shares, in a single cash lump sum no later than thirty (30) days following written notice by the Company. For purposes of the immediately preceding sentence, any forfeiture or repayment required under this Section 6 shall be satisfied (A) first via forfeiture of any vested and unissued portion of the PSUs in accordance with clause (i) of this Section, (B) next via the forfeiture, of any Shares issued under the PSUs Participant holds, in accordance with clause (ii) of this Section, as applicable, and (C) lastly by requiring repayment pursuant to clause (iii) of this Section, as applicable. Notwithstanding any provisions to the contrary under this Agreement, the PSUs shall be subject to any clawback policy of the Company currently in effect or that may be established and/or amended from time to time that applies to these PSUs (the “Clawback Policy”), provided that the Clawback Policy does not discriminate solely against Participant except as required by Applicable Laws, and provided further that if there is a conflict between the terms of these PSUs and the Clawback Policy, the more stringent terms, as determined by the Administrator in good faith, shall apply. The Administrator may require Participant to forfeit, return or reimburse the Company all or a portion of the PSUs and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

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7. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Chief Financial Officer at Stereotaxis, Inc., 4320 Forest Park Ave., Suite 100, St. Louis, Missouri 63108, or at such other address as the Company may hereafter designate in writing.

8. Non-Transferability of PSUs. These PSUs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, provided that Participant may direct that the Shares issuable upon vesting may be delivered to or in the name of a personal trust.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, legatees, legal representatives, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.

10. Agreements Regarding Issuance, Listing and Registration of Stock. The Company agrees to take all reasonable best efforts to cause or effect the listing and qualification of the Shares on NYSE American (or any successor securities exchange on which the Company’s equity securities are listed) and registration under applicable federal or state securities laws and related regulations (together, the “Issuance Requirements”) required for the issuance of Shares to Participant hereunder. Shares will not be issued pursuant to the exercise of the PSUs unless the exercise of the PSUs and the issuance and delivery of such Shares will comply with Applicable Laws, provided that it is understood and agreed that the Company will make all reasonable best efforts to meet such Issuance Requirements. Assuming such satisfaction of the Issuance Requirements, for income tax purposes the Issued Shares will be considered transferred to Participant on the date the Shares underlying the PSUs are issued.

11. Administrator Authority. These PSUs have been granted pursuant to a determination made by the Administrator, and such Administrator or any successor or substitute Administrator, including the Board itself, subject to the express terms of these PSUs and this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and the PSUs herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Participant by the express terms hereof.

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12. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to PSUs awarded under this Agreement or future securities that may be awarded by the Company by electronic means or request Participant’s consent to participate in any equity-based compensation plan or program maintained by the Company by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in such plan or program through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these PSUs.

16. No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Agreement, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with Participant’s own tax, legal and financial advisors regarding this Agreement before taking any action related to this Agreement.

18. Governing Law. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

19. Claims Procedures.

19.1 Filing a Claim. The Participant or other person claiming an interest in the Agreement (the “Claimant”) may file a claim in writing with the Administrator. The Administrator shall review the claim itself or appoint an individual or entity to review the claim.

19.2 Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Administrator determines that special circumstances beyond its control require an extension of time, in which case the Administrator may have up to an additional ninety (90) days to process the claim. If the Administrator determines that an extension of time for processing is required, the Administrator shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Administrator expects to render its decision.

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19.3 Notice of Denial. If the Administrator denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes: (a)The specific reason(s) for the denial; (b)Specific reference to the pertinent Agreement provisions on which such denial is based; (c)A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; (d)A description of the Agreement’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and (e)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

19.4 Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Administrator within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Administrator’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

19.5 Notice of Decision on Appeal. If the Administrator denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes: (a)The specific reason(s) for the denial; (b)Specific references to the pertinent Agreement provisions on which such denial is based; (c)A statement that the Claimant may receive on request all relevant records at no charge; (d)A description of the voluntary procedures and deadlines, if any; (e)A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and (f)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

19.6 Claims Procedures Mandatory. The internal claims procedures set forth in this Section are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section, the denial of the Claim shall become final and binding on all persons for all purposes.

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STEREOTAXIS, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45641-P52743

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEREOTAXIS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert J. Messey
02) David L. Fischel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D45642-P52743

PROXY
STEREOTAXIS, INC.
Annual Meeting of Stockholders May 20, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Kimberly R. Peery and David L. Fischel, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Central Time on May 20, 2021 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side